Exhibit 32.2

Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350 as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Screaming Eagle Acquisition Corp. (the “Company”) for the three months ended March 31, 2024, as filed with the Securities and Exchange Commission (the “Report”), I, Ryan O’Connor, Vice President of Finance of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: May 8, 2024

By:	/s/ Ryan O’Connor
Name:	Ryan O’Connor
Title:	Vice President of Finance (Principal Financial and Accounting Officer)